Exhibit 3.57

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

1. Name of Limited- Liability Company: (must contain approved limited-liability company wording; see instructions)	Clear Wireless LLC			Check box if a Series Limited- Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	CSC Services of Nevada
Name
	☐ Noncommercial Registered Agent (name and address below)	OR ☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	502 East John Street	Carson City	Nevada	89756
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by:	☒	Manager(s)	OR	☐	Member(s)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1)	Clearwater Communications LLC
Name
		4400 Carillon Point	Kirkland	WA	98033
		Street Address	City	State	Zip Code
2)
Name

		Street Address	City	State	Zip Code
3)
Name

		Street Address	City	State	Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Frederick Williams		X	/s/ Frederick Williams
	Name			Organizer Signature
	4400 Carillon Point		Kirkland	WA	98033
	Address		City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
X
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity				Date

Registered Agent
Acceptance
(PURSUANT TO NRS 77.310)

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of	Clear Wireless LLC
Name of Business Entity

I,	CSC Services of Nevada, Inc.
Name of Registered Agent
am a: (complete only one)

a)	☒	commercial registered agent listed with the Nevada Secretary of State,

b)	☐	noncommercial registered agent with the following address for service of process:
	502 East John Street	Carson City	Nevada	89706
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

and hereby state on		I accepted the appointment as registered agent for the above named business entity.
Date

Signature:

X
Authorized Signature of R.A. or On Behalf of R.A. Company	Date